SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                            April 25, 2006

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

3847 East Loop 820 South, Fort Worth, Texas	76119
(Address of Principal Executive Offices)	(Zip Code)

(817) 496-4414
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2.02. Results of Operations and Financial Condition

Tandy Leather Factory, Inc. on April 25, 2006 issued a press release regarding its financial results for the quarter ended March 31, 2006. A copy of the press release is attached as Exhibit 99.1.

The information in this report and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

No. Exhibit
99.1 Press release dated April 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          TANDY LEATHER FACTORY, INC.

Date: April 25, 2006  BY: /s/ Wray Thompson
          Wray Thompson, Chairman of the Board
           and Chief Executive Officer

EXHIBIT 99.1

FOR IMMEDIATE RELEASE           April 25, 2006

TANDY LEATHER FACTORY REPORTS 1ST QUARTER 2006 EARNINGS UP 28%

FORT WORTH, TEXAS - Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the first quarter of 2006. Net income for the quarter ended March 31, 2006 was $1.3 million, a 28% increase from $1.0 million for the first quarter of 2005. Fully-diluted earnings per share for the quarter increased to $0.12 from $0.10 in the first quarter of last year. Total sales for the first quarter were $14.4 million, up 13% from $12.7 million in the same quarter last year.

Sales from the Retail Leathercraft operation, consisting of the Tandy Leather retail store chain, increased $1.3 million in the first quarter, a 29% improvement over last year's first quarter. The chain consists of fifty-six stores as of March 31, 2006, compared to forty-four retail stores a year ago. Six new stores were opened in the first quarter of 2006. First quarter sales for the Wholesale Leathercraft operation, consisting of the Leather Factory wholesale centers and the National Account group, increased $474,000 or 6% over the same quarter last year.

Consolidated gross profit margins held steady at 56.3% for the first quarters of 2006 and 2005. Operating expenses increased from $5.6 million in the first quarter of 2005 to $6.1 million in the first quarter of 2006, but decreased as a percentage of revenue from 43.9% in 2005 to 42.1% in 2006. Expenses (rent, personnel, utilities, etc.) associated with new retail stores, increases in bonuses earned by store managers, and higher freight costs were the primary contributors to the additional expense.

Wray Thompson, Chairman and Chief Executive Officer, commented, “I am very pleased with our first quarter results because we accomplished our goal of strong sales growth with greater earnings growth. Our sales grew by 13% this quarter while our operating income grew by 30%. The Retail Leathercraft division, consisting of the expanding Tandy Leather store chain, will continue to be the primary driver of growth. However, the Wholesale Leathercraft division is performing extremely well and beating our internal targets for sales growth. We are optimistic about our momentum generated in the first quarter and are working hard to continue that momentum into the second quarter.”

Tandy Leather Factory, Inc., (http://www.leatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products as The Leather Factory through its wholesale centers and as Tandy Leather Company through its retail stores (http://www.tandyleather.com). Its common stock trades on the American Stock Exchange with the symbol "TLF".

Contact:  Wray Thompson, CEO, Tandy Leather Factory, Inc.  (817) 496-4414
Shannon L. Greene, CFO, Tandy Leather Factory, Inc. sgreene@leatherfactory.com

This news release may contain forward-looking statements. All forward-looking statements made here or in other news releases issued by Tandy Leather Factory, Inc. are based on current expectations as of the date of the release. These forward-looking statements involve risks and uncertainties that could cause the results of Tandy Leather Factory, Inc. to differ materially from management’s current expectations. Many of these risks and uncertainties are detailed from time to time in TLF’s reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Investors are reminded that past performance may not be predictive of future results.

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	3/31/06 (unaudited)	12/31/05
Cash	$4,770,970	$3,215,727
Accounts receivable, net of allowance for doubtful accounts	2,985,271	2,178,848
Inventory	15,043,787	15,669,182
Deferred income taxes	240,697	273,872
Other current assets	924,541	358,058
Total current assets	23,965,266	21,695,687

Property and equipment, net	1,784,657	1,759,477

Goodwill and other intangibles, net	1,135,297	1,145,578
Other assets	1,079,270	1,079,731
	$27,964,490	$25,680,473

Accounts payable	$2,267,647	$1,220,420
Accrued expenses and other liabilities	1,895,321	2,550,573
Income taxes payable	719,824	199,581
Current maturities of capital lease obligations and long-term debt	134,067	134,067
Total current liabilities	5,016,859	4,104,641

Deferred income taxes	216,327	206,253
Capital lease obligations and long-term debt, net of current maturities	78,206	111,722
Total Liabilities	5,311,392	4,422,616

Common stock	25,855	25,780
Paid-in capital	5,048,651	4,988,445
Retained earnings	17,518,738	16,172,475
Treasury stock	(25,487)	(25,487)
Accumulated other comprehensive loss	85,341	96,644
Total Stockholders' Equity	22,653,098	21,257,857
	$27,964,490	$25,680,473

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

	Three Months
	2006	2005
NET SALES	$14,413,649	$12,707,516
COST OF SALES	6,299,515	5,550,233
Gross Profit	8,114,134	7,157,283

OPERATING EXPENSES	6,072,346	5,587,736
INCOME FROM OPERATIONS	2,041,788	1,569,547

Interest expense	-	3,188
Other, net	(18,110)	15,465
Total other expense	(18,110)	18,653

INCOME BEFORE INCOME TAXES	2,059,898	1,550,894
PROVISION FOR INCOME TAXES	713,635	501,672
NET INCOME	$1,346,263	$1,049,222

NET INCOME PER COMMON SHARE - BASIC	$0.13	$0.10

NET INCOME PER COMMON SHARE-DILUTED	$0.12	$0.10

WEIGHTED AVG NUMBER OF SHARES OUTSTANDING:
Basic	10,756,745	10,584,244
Diluted	11,102,906	10,911,103

Selected financial data:

	Quarter Ended 03/31/06		Quarter Ended 03/31/05
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$8,388,265	$1,519,020	$ 7,913,892	$1,168,982
Retail Leathercraft	5,541,082	495,824	4,285,606	386,718
Other	484,302	26,944	508,018	13,847
Total Operations	$14,413,649	$2,041,788	$12,707,516	$1,569,547

Wholesale Leathercraft	Quarter Ended 03/31/06		Quarter Ended 03/31/05
	# of stores	Sales	# of stores	Sales
Distribution centers	29	$7,083,659	29	$6,562,790
Center converted to retail store	1	28,642	1	86,162
National account group		1,275,964		1,264,940
Total Sales - Wholesale Leathercraft		$8,388,265		$7,913,892

Retail Leathercraft	Quarter Ended 03/31/06		Quarter Ended 03/31/05
	# of stores	Sales	# of stores	Sales
Same store sales	42	$4,724,519	42	4,235,971
Store converted from distr center	1	98,906	-	-
New store sales	13	717,657	2	49,635
Total Sales - Retail Leathercraft		$5,541,082		$4,285,606

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,346,263	$1,049,222
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	97,185	118,431
Gain on disposal of assets	-	(7,703)
Deferred income taxes	43,249	(81,967)
Other	(10,592)	24,511
Net changes in assets and liabilities:
Accounts receivable-trade, net	(806,423)	(512,929)
Inventory	625,395	(377,349)
Income taxes	520,243	510,797
Other current assets	(566,483)	(245,264)
Accounts payable	1,047,227	(432,652)
Accrued expenses and other liabilities	(655,252)	454,942
Total adjustments	294,549	(549,183)
Net cash provided by operating activities	1,640,812	500,039

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(112,793)	(29,030)
Proceeds from sale of assets	-	7,703
Increase in other assets	461	(88,502)
Net cash used in investing activities	(112,332)	(109,829)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in revolving credit loans	-	(505,154)
Payments on notes payable and long-term debt	(33,517)	(33,517)
Excess tax benefits from share-based compensation expense	22,480	-
Proceeds from issuance of common stock	37,800	55,350
Net cash provided by (used in) financing activities	26,763	(483,321)

NET CHANGE IN CASH	1,555,243	(93,111)
CASH, beginning of period	3,215,727	2,560,202

CASH, end of period	$4,770,970	$2,467,091

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	-	$3,188
Income taxes paid during the period, net of (refunds)	$48,761	72,842